UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12
Siebert Financial Corp.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report is/are available at www.proxyvote.com.

SIEBERT FINANCIAL CORP.
653 Collins Avenue
Miami Beach, FL 33139
(310) 385-1861
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON APRIL 5, 2024
Dear Shareholders:
Notice is hereby given that Siebert Financial Corp., a New York corporation, (“Siebert”, the “Company”) will hold its Annual Meeting of Shareholders (the “Annual Meeting”), on Friday, April 5, 2024, at 1:00 p.m. Eastern Daylight Time.
This year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted live via webcast. You may attend the webcast of the Annual Meeting via the Internet at www.virtualshareholdermeeting.com/SIEB2023 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. For instructions on how to attend and participate in the Annual Meeting via the webcast, visit www.virtualshareholdermeeting.com/SIEB2023. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.
The purpose of the Annual Meeting is as follows:
1.	Election of seven directors; and
2.	Consider any other matters that are properly presented at the Annual Meeting and any adjournment thereof.
You may vote at the Annual Meeting if you were one of our shareholders of record at the close of business on Friday, February 9, 2024.
Along with the attached Proxy Statement, we are also enclosing a copy of our Annual Report to Shareholders (the “Annual Report”), which includes our financial statements.
To assure your representation at the meeting, please vote by Internet or telephone or sign and mail the enclosed proxy as soon as possible. We have enclosed a return envelope, which requires no postage if mailed in the United States. Your proxy is being solicited by the Board of Directors. Shareholders who attend the Annual Meeting may revoke their proxy and vote their shares electronically.
PLEASE VOTE—YOUR VOTE IS IMPORTANT
Andrew H. Reich
Secretary
New York, NY
February 20, 2024
IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE 2023 ANNUAL MEETING:

This Notice and Proxy Statement, our Proxy Card and our Annual Report also are available at www.proxyvote.com by entering the 16-digit control number found on the enclosed Proxy Card.

SIEBERT FINANCIAL CORP.
653 Collins Avenue
Miami Beach, FL 33139
(310) 385-1861
PROXY STATEMENT FOR THE 2023 ANNUAL MEETING OF
SHAREHOLDERS TO BE HELD ON APRIL 5, 2024
EXPLANATORY NOTE
As a result of our proposed transaction with Kakaopay Corporation (“Kakaopay Corp.”), Kakaopay Securities Corp. (“Kakaopay Securities,” and together with Kakaopay Corp., “Kakaopay”), the Company and certain Gebbia parties named therein (the “Gebbia’s”), we did not hold the 2023 annual meeting of stockholders in anticipation of seeking stockholder approval and consummating the proposed transaction. However, on December 19, 2023, Kakaopay, SFC and the Gebbia’s entered into a Termination and Settlement Agreement, pursuant to which the proposed transaction was terminated. Therefore, we will be holding the 2023 annual meeting (the “Annual Meeting”) on Friday, April 5, 2024, which will cover the information for both the years ended December 31, 2022 and 2023.
INFORMATION ABOUT THE ANNUAL MEETING AND VOTING
Annual Meeting:	April 5, 2024 1:00 p.m. Eastern Daylight Time	www.virtualshareholdermeeting.com/SIEB2023

Record Date:
Close of business on Friday, February 9, 2024. If you were a shareholder at that time, you may vote at the meeting. Each share is entitled to one vote. On the record date, we had 39,580,936 shares of our common stock outstanding and entitled to vote. Of those shares, 16,960,323 shares are controlled by a control group. Proxy materials are expected to be mailed or available to shareholders beginning on or about February 20, 2024.

Quorum:
The holders of one-third of the outstanding shares of our common stock, represented electronically or by proxy and entitled to vote, will constitute a quorum at the meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence or absence of a quorum.

Agenda:	1.	Election of seven directors; and

	2.	Any other proper business. However, we currently are not aware of any other matters that will come before the Annual Meeting.

Attending the Annual Meeting:
This year’s Annual Meeting will be a completely virtual meeting of shareholders, which will be conducted live via webcast. You may attend the webcast of the meeting via the Internet at www.virtualshareholdermeeting.com/SIEB2023 when you enter your 16-digit control number included with the Notice of Internet Availability or proxy card. Instructions on how to attend and participate in the Annual Meeting via the webcast are posted at www.virtualshareholdermeeting.com/SIEB2023. You will be able to vote your shares while attending the Annual Meeting by following the instructions on the website.

Vote Required:
In the case of Proposal 1, the seven nominees for director who receive the most votes will be elected. If you withhold authority to vote for any nominee on your proxy card, your vote will not count either for or against the nominee and will have no effect on the outcome of the election. Abstentions and broker non-votes are not considered votes cast for the foregoing purpose and will therefore have no effect on the election of director nominees.

Broker Non-votes:
“Broker non-votes” are shares held by brokers or nominees which are represented electronically or by proxy, but which are not voted on a particular matter because instructions have not been received from the beneficial owner. Under the rules of the Financial Industry Regulatory Authority (or “FINRA”), member brokers generally may not vote shares held by them in street name for customers unless they are permitted to do so under the rules of any national securities exchange of which they are a member. Under the rules of the New York Stock Exchange, New York Stock Exchange-member brokers who hold shares of our common stock in street name for their customers and have transmitted our proxy solicitation materials to their customers, but do not receive voting instructions from such customers, are not permitted to vote on non-routine matters.

Broker non-votes count for quorum purposes, but we do not count broker non-votes as votes for or against any non-routine proposal. Under the New York Stock Exchange rules, the Proposal 1 relating to the election of directors is deemed to be a non-routine matter with respect to which brokers and nominees may not exercise their voting discretion without receiving instructions from the beneficial owner of the shares.

A bank, broker or other nominee will not be entitled to vote your shares on any “non-routine” matters, absent instructions from you. This year, the “non-routine” matters relate only to the election of directors Proposal 1. Accordingly, we encourage you to provide voting instructions to your bank, broker or other nominee whether or not you plan to attend the Annual Meeting.

Proxies:
Please vote; your vote is important. Prompt return of your proxy will help avoid the costs of re-solicitation. Unless you tell us on the proxy card to vote differently, we will vote signed returned proxies “FOR” each of the Board of Directors’ nominees for director.

If any nominee cannot or will not serve as a director, your proxy will vote in accordance with his or her best judgment. At the time we began printing this proxy statement, we did not know of any matters that needed to be acted upon at the meeting other than those discussed in this proxy statement. However, if any additional matters are presented to the shareholders for action at the meeting, your proxy will vote in accordance with his or her best judgment.

Proxies Solicited By:
The Board of Directors. No additional compensation will be paid to directors, officers or employees for such solicitation. We have retained Broadridge to assist in the distribution of proxies for a fee estimated to be approximately $20,000, including estimated mailing and printing costs.

Revoking Your Proxy:	You may revoke your proxy before it is voted at the meeting. Proxies may be revoked if you:
	1.	Deliver a signed, written revocation letter, dated later than the proxy, to Andrew H. Reich, Secretary, Siebert Financial Corp., 653 Collins Avenue, Miami Beach, FL 33139;

	2.	Deliver a signed proxy, dated later than the first proxy, to Mr. Reich at the address above; or

	3.	Virtually attend the Annual Meeting and vote electronically. Attending the meeting without doing more will not revoke your proxy.

Householding:
If you share an address with another shareholder, only one copy of our Annual Report and proxy statement is being delivered unless we have received contrary instructions from you. We will promptly deliver a separate copy of either document to any shareholder upon written or oral request to our Secretary, Andrew H. Reich, at Siebert Financial Corp., 653 Collins Avenue, Miami Beach, FL 33139, telephone (310) 385-1861. If you share an address with another shareholder and (i) would like to receive multiple copies of the proxy statement or Annual Report in the future, or (ii) if you are receiving multiple copies and would like to receive only one copy per household in the future, please contact your bank, broker, or other nominee record holder, or you may contact us at the above address and phone number.

Your Comments:
Your comments about any aspects of our business are welcome. Although we may not respond on an individual basis, your comments help us to measure your satisfaction, and we may benefit from your suggestions.

BOARD OF DIRECTORS
Our Board of Directors nominated the seven directors identified below for election at the Annual Meeting. All of the nominees for election as director are currently serving as our directors. All of the nominees have consented to be named and have indicated their intent to serve if elected. If elected, each director will hold office until the next annual meeting or until the director’s successor has been duly elected. All our directors, other than Gloria Gebbia, John J. Gebbia, and Andrew H. Reich are “independent directors” within the meaning of Rule 5605(a)(2) of The Nasdaq Stock Market.
The names of our directors nominees, and certain information about each of them, are set forth below:
Nominees:	Gloria E. Gebbia Age 81 Director
Gloria E. Gebbia has served as a member of our Board of Directors since December 16, 2016.

Gloria E. Gebbia is the managing manager of Kennedy Cabot Acquisition, LLC (“KCA”). Ms. Gebbia was an owner and a director of StockCross Financial Services, Inc. (“StockCross”). Additionally, Ms. Gebbia also serves as the President of Associates for Breast and Prostate Cancer Research, a non-profit organization that raises funds for the John Wayne Cancer Institute, which, under Ms. Gebbia’s leadership, has raised over $16 million for breast and prostate cancer research.

John J. Gebbia Age 85 Director, Chairman and Chief Executive Officer
John J. Gebbia has served as a member of our Board of Directors since June 1, 2020, and as our Chief Executive Officer and Chairman since May 24, 2023.

From February 2017 to May 2020, John J. Gebbia served as a Special Advisor to the Board of Directors. John J. Gebbia commenced his employment in the brokerage industry in 1959. In 1962, Mr. Gebbia became Executive Vice President of Walston & Company. After becoming CEO of Jesup & Lamont, an institutional brokerage firm, Mr. Gebbia purchased the company in 1983. Thereafter, Mr. Gebbia owned and/or controlled various brokerage firms including Kennedy Cabot & Co., which was sold in 1997 to Toronto Dominion Bank for $160,000,000.

Charles A. Zabatta Age 81 Director
Charles A. Zabatta has served as a member of our Board of Directors since December 16, 2016.

Charles A. Zabatta served as a consultant to StockCross from 2011 until 2016, acting as its head of Corporate Development. Mr. Zabatta has and continues to have a distinguished and successful career, predominately in the financial services industry, including holding various positions with the New York Stock Exchange, Paine Webber, Securities Settlement Corp., Josephthal Lyon & Ross, Kennedy Cabot & Co. and TD Waterhouse. Mr. Zabatta’s creative business skills have been instrumental in several acquisitions of small to midsize companies in various industries. Mr. Zabatta currently advises on capital raising, general business structure and management. Previously, Mr. Zabatta has served as a member of the board of Knight Capital and Kennedy Cabot & Co. Currently, Mr. Zabatta serves on the board of Paraco Gas Corporation, a large privately held independent energy company in the Northeast. Mr. Zabatta holds a B.A. in Industrial Psychology from Iona College.

Francis V. Cuttita Age 55 Director
Francis V. Cuttita has served as a member of our Board of Directors since December 16, 2016.

Francis V. Cuttita is a Senior Partner of Cuttita, LLP, a New York based law firm. Mr. Cuttita has over 27 years of practicing law in the areas of real estate and business transactions, media, sports and entertainment. Mr. Cuttita’s list of clients include Fortune 100 corporations, CEOs, hedge fund managers, legendary professional athletes, entertainment icons and Grammy award winning musicians. Mr. Cuttita also serves as an advisor to several national financial, insurance and sports businesses and is an active supporter and member of various nonprofit organizations. Mr. Cuttita graduated from Swarthmore College and received his law degree from Fordham University School of Law.

Andrew H. Reich Age 68 Director and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary
Andrew H. Reich has served on our Board of Directors since December 16, 2016.

Andrew H. Reich has served as Executive Vice President, Chief Financial Officer, Assistant Secretary of the Company and Chief Executive Officer of Muriel Siebert & Co., Inc. (“MSCO”). Prior thereto, Andrew H. Reich served in a variety of executive positions with StockCross from 2002 until 2016. Mr. Reich has more than 30 years of experience in the financial industry, including more than 14 years as senior management of StockCross. Mr. Reich holds a M.B.A. from The University of Southern California and a B.B.A. from the Bernard Baruch College.

Jerry M. Schneider Age 79 Director
Jerry M. Schneider has served as a member of our Board of Directors and Chairman of the Audit Committee since December 29, 2016.

Jerry M. Schneider is a certified public accountant and has over 40 years of relevant accounting experience. Mr. Schneider is licensed to practice public accounting in New York and Florida and is a member of the American Institute of Certified Public Accountants, the New York State Society of Certified Public Accountants and the Florida Institute of Certified Public Accountants. Mr. Schneider was the Managing Partner of Schneider & Associates LLP, a CPA firm with approximately 20 professional staff and was the driving force in that firm’s growth and development until it merged with Marks Paneth LLP in 2008. From January 2011 to December 31, 2017, Mr. Schneider was a Partner Emeritus and Senior Consultant at Marks Paneth LLP. Mr. Schneider is also a member of the Board of Directors of Prometheum, Inc., a development stage blockchain based digital security platform. In 2018, Mr. Schneider was appointed to the Board of Directors and the Audit Committee of Fiduciary Trust International South (a subsidiary of Fiduciary Trust International, which is owned by Franklin Templeton). In December 2019, Mr. Schneider was elected to be the chairman of the Audit Committee and was appointed to the Board of Directors of the Trust Committee of Fiduciary Trust International South. Mr. Schneider’s practice was concentrated in the areas of business planning, high net worth individuals, manufacturing, retailing, securities broker-dealers, the hospitality industry, private educational institutions and estate planning.

Hocheol Shin Age 46 Director
Hocheol Shin has served on our Board of Directors since May 24, 2023.

Hocheol Shin has over 15 years of experience working in global technology companies across various functions including strategy, investment, and engineering. He is currently head of Kakao Pay’s Payment Business Group and Corporate Development Office. Before Kakao Pay, Mr. Shin was a Vice President of Kakao Corp., a Director and Head of Open Innovation at Samsung Electronics, and an Engagement Manager at McKinsey & Company. Mr. Shin received a B.S. in Electrical Engineering from Seoul National University and a Ph.D. in Electrical Engineering from Stanford University.

CORPORATE GOVERNANCE
Board Meetings:
The Board of Directors held 17 special meetings during 2023. The Board of Directors held 8 regular meetings and 4 special meetings during 2022. Each incumbent director attended at least 75% of his or her Board of Directors meetings and all of his or her committee meetings in both years.

Controlled Company:
As of May 18, 2023, the Company ceased to be a “Controlled Company.” As a result, the Company will be subject to Nasdaq’s Corporate Governance Rules described below, which will be phased-in over the 12-month period following May 18, 2023.

Director Independence:
Our common stock is listed on Nasdaq under the symbol “SIEB”. Nasdaq Listing Rules require that a majority of the members of a listed company’s board of directors be independent, except for “Controlled Companies,” which, as of May 18, 2023, we no longer are, as described above. In addition, the Nasdaq Listing Rules generally require that, subject to specified exceptions, each member of a listed company’s audit, compensation, and nominating committees be independent subject to the controlled company exemptions described above, as applicable to the compensation and governance committees. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the board of directors, or any other board committee: accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or be an affiliated person of the listed company or any of its subsidiaries. Our Board of Directors undertook a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each non-employee director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has determined that none of our directors have relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of Nasdaq and Rule 10A-3 and Rule 10C-1 under the Exchange Act, except for Mrs. Gebbia, Mr. Gebbia and Mr. Reich, which are not independent under Nasdaq’s independence standards.

Audit Committee of the Board of Directors:
The Audit Committee of our Board of Directors currently consists of Mr. Schneider, Chairman, Mr. Zabatta and Mr. Cuttita. The Board of Directors has determined that Mr. Schneider, Mr. Zabatta and Mr. Cuttita is each an “independent director” within the meaning of Rule 5605 (a)(2) of the Nasdaq Stock Market and within the meaning of the applicable rules and regulations of the SEC.

The Audit Committee held 4 meetings during 2023. The Audit Committee held 6 meetings during 2022.

The Board of Directors has determined that Mr. Schneider qualifies as an “audit committee financial expert” under the applicable rules of the SEC.

The Audit Committee was established to (i) assist the Board of Directors in its oversight responsibilities regarding the integrity of our financial statements, our compliance with legal and regulatory requirements and our auditor’s qualifications and independence, (ii) prepare the report of the Audit Committee contained herein, (iii) retain, consider the continued retention and terminate our independent auditors,

(iv) approve audit and non-audit services performed by our independent auditors and (v) perform any other functions from time to time delegated by the Board of Directors. The Board of Directors has adopted a written charter for the Audit Committee, which is available on our website at www.siebert.com/company/investor-relations/shareholder-information.

Compensation Committee of the Board of Directors:
The Compensation Committee of our Board of Directors consists of Mr. Zabatta and Mr. Cuttita. The Compensation Committee reviews and determines all forms of compensation provided to our executive officers and directors. The Compensation Committee will administer an equity compensation benefit plan. As a “controlled company” under Nasdaq rules, the Compensation Committee has not functioned pursuant to a formal written charter. As part of the Company’s transaction to a non-controlled company, the Compensation Committee will act pursuant to a written charter. The Compensation Committee held no meetings during 2023 or 2022.

The Compensation Committee will evaluate the performance of our executive officers in terms of our operating results and financial performance and will determine their compensation in connection therewith.

In accordance with general practice in the securities industry, our executive compensation includes base salaries and an annual discretionary cash bonus that are intended to align the financial interests of our executives with the returns to our shareholders.

As part of its oversight of the Company’s executive compensation, the Compensation Committee will consider the impact of the Company’s executive compensation, and the incentives created by the compensation awards that it administers, on the Company’s risk profile. In addition, the Compensation Committee will review the Company’s compensation policies and procedures, including the incentives that they create and factors that may reduce the likelihood of excessive risk taking, to determine whether they present a significant risk to the Company.

Nominating Committee of the Board of Directors:
The Nominating Committee of the Board of Directors consists of Mr. Zabatta and Mr. Cuttita. As a “controlled company” under Nasdaq rules, the Nominating Committee has not functioned pursuant to a formal written charter. As part of the Company’s transition to a non-controlled company, the Nominating Committee will act pursuant to a written charter. The Nominating Committee did not meet in 2023 or 2022.

Special Committee of the Board of Directors
In 2022, the Board of Directors also established a special committee of the three independent directors to conduct a strategic review of the Company and assess strategic transactions, including the transaction with Kakaopay. Following the Kakaopay transaction resolution, the special committee was disbanded on December 19, 2023.

Indemnification of Officers and Directors:
We indemnify our executive officers and directors to the extent permitted by applicable law against liabilities incurred as a result of their service to us and against liabilities incurred as a result of their service as directors of other corporations when serving at our request. We have a director’s and officer’s liability insurance policy, underwritten by American International Group, Inc. As to reimbursements by the insurer of our indemnification expenses, the policy has a $250,000 deductible; there is no deductible for covered liabilities of individual directors and officers.

Annual Shareholders Meeting Attendance Policy:	It is the policy of our Board of Directors that all of our directors are strongly encouraged to attend each annual shareholders meeting. All of our directors attended the 2022 Annual Meeting.

Code of Ethics:
We have adopted a Code of Ethics for Senior Financial Officers applicable to our chief executive officer, chief financial officer, treasurer, controller, principal accounting officer, and any of our other employees performing similar functions. A copy of the Code of Ethics for Senior Financial Officers is available on our website at www.siebert.com/company/investor-relations/shareholder-information.

Board Leadership Structure and Board of Directors:
On May 24, 2023, the Board of Directors appointed John J. Gebbia as Chairman of the Board and Chief Executive Officer. The Board of Directors believes that all of the directors will continue to participate in the full range of the Board of Director’s responsibilities with respect to its oversight of the Company’s management.

The Board of Directors intends to hold at least four regular meetings each year to consider and address matters involving the Company. The Board of Directors also may hold special meetings to address matters arising between regular meetings. These meetings may take place in person or by telephone. The independent directors also regularly meet in executive sessions outside the presence of management. The Board of Directors has access to legal counsel for consultation concerning any issues that may occur during or between regularly scheduled Board meetings. As discussed above, the Board has established an Audit Committee, a Compensation Committee and a Nominating Committee to assist the Board in performing its oversight responsibilities.

The Board of Directors’ Role in Risk Oversight:
Consistent with its responsibility for oversight of the Company, the Board of Directors, among other things, oversees risk management of the Company’s business affairs directly and through the committee structure that it has established. The principal risks associated with the Company are risks related to securities market volatility and the securities industry, lower price levels in the securities markets, intense competition in the brokerage industry, extensive government regulation, net capital requirements, customers’ failure to pay, an increase in volume on our systems or other events which could cause them to malfunction, reliance on information processing and communications systems, continuing changes in technology, dependence on the ability to attract and retain key personnel, the ability of our principal shareholder to control many key decisions and the potential that there may be no public market for our common stock, among other risks and uncertainties detailed in Part I, Item 1A – Risk Factors of our Form 10-K as well as in our other filings with the SEC.

The Board of Directors’ role in the Company’s risk oversight process includes regular reports from senior management on areas of material risk to the Company, including operational, financial, legal, regulatory, strategic and reputational risks. The full Board of Directors (or the appropriate committee) receives these reports from management to identify and discuss such risks.

The Board of Directors periodically reviews with management its strategies, techniques, policies and procedures designed to manage these risks. Under the overall supervision of the Board of Directors, management has implemented a variety of processes, procedures and controls to address these risks.

The Board of Directors requires management to report to the full Board of Directors on a variety of matters at regular meetings of the Board of Directors and on an as-needed basis, including the performance and operations of the Company and other matters relating to risk management. The Audit Committee also receives reports from the Company’s independent registered public accounting firm on internal control and financial reporting matters. These reviews are conducted in conjunction with the Board of Directors’ risk oversight function and enable the Board of Directors to review and assess any material risks facing the Company.

Compensation Committee Interlocks and Insider Participation:
During 2023 and 2022, none of our executive officers served as a member of the Board of Directors or Compensation Committee of any entity that had one or more of its executive officers serving as a member of our Board of Directors or Compensation Committee. Messrs. Zabatta and Cuttita, the members of the Compensation Committee, were not officers or employees of ours during 2023, 2022 or at any other time.

Family Relationships:
Mrs. Gebbia, our director, is the spouse of Mr. Gebbia, our Chief Executive Officer and Chairman of the Board of Directors. Except as disclosed, there are no family relationships between or among any of our directors, executive officers and incoming directors or executive officers.

Compliance with Section 16(a) of the Exchange Act
Section 16(a) of the Exchange Act requires our executive officers and directors and persons who beneficially own more than 10% of our common stock to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (“SEC”). These executive officers, directors and shareholders are required by the SEC to furnish us with copies of all forms they file pursuant to Section 16(a).

Based upon a review of Section 16(a) forms furnished to the Company, except as disclosed below, the Company believes that all applicable Section 16(a) filing requirements were met during the year ended December 31, 2023, except as set forth below:

Delinquent Section 16(a) Reports
On June 28, 2023, Richard Gebbia, a member of a group that beneficially owns over 10% of the Company’s outstanding shares of common stock, reported on Form 4 certain acquisitions and dispositions of shares. Mr. Gebbia’s Form 4 was filed two days late due to an inadvertent mistake.

On June 16, 2023, Hocheol Shin, our director, filed a Form 3 in connection with his appointment to the Board of Directors on May 24, 2023. Mr. Shin’s Form 3 was filed thirteen days late due to an inadvertent mistake.

Advisors to the Company
John M. Gebbia and Richard Gebbia, sons of Gloria E. Gebbia and John J. Gebbia, are Co-CEO’s of MSCO and serve as Registered Principals and associated persons of MSCO. Before the close of the acquisition of StockCross, they were also serving as executive officers and directors of StockCross. Both Richard Gebbia and John M. Gebbia have extensive experience in the securities industry and work with MSCO and senior management of the Company to identify cost saving opportunities and improvements to the business.

John M. Gebbia has been in the brokerage industry in various capacities since 1990. Mr. Gebbia was the President and CEO of Kennedy Cabot & Co., from 1992 to 1997 when it was acquired by Toronto Dominion Bank. Thereafter he was active with various Gebbia family businesses. From 2007 to 2020, Mr. Gebbia was associated with StockCross, most recently as a Director and its Executive Vice President.

Richard S. Gebbia has been in the brokerage industry since 1993. From 2007 to 2020, Mr. Gebbia was associated with StockCross in various capacities. Mr. Gebbia was the CEO and a Director of StockCross.

David J. Gebbia has been in the brokerage industry since 1993. Mr. Gebbia is currently the President of the Company’s insurance subsidiary, Park Wilshire Companies, Inc. (“PW”).

EXECUTIVE OFFICERS
Set forth below is certain information concerning the executive officers of the Company.
Name	Age	Position
John J. Gebbia	85
Chief Executive Officer, Chairman and Director

From February 2017 to May 2020, John J. Gebbia served as a Special Advisor to the Board of Directors. John J. Gebbia commenced his employment in the brokerage industry in 1959. In 1962, Mr. Gebbia became Executive Vice President of Walston & Company. After becoming CEO of Jesup & Lamont, an institutional brokerage firm, Mr. Gebbia purchased the company in 1983. Thereafter, Mr. Gebbia owned and/or controlled various brokerage firms including Kennedy Cabot & Co., which was sold in 1997 to Toronto Dominion Bank for $160,000,000.

Name	Age	Position
Andrew H. Reich	68
Executive Vice President, Chief Operating Officer, Chief Financial Officer, Director and Secretary

Andrew H. Reich has served as Executive Vice President, Chief Financial Officer and Assistant Secretary of the Company and Chief Executive Officer of MSCO. Prior thereto, Andrew H. Reich served in a variety of executive positions with StockCross from 2002 until 2016. Mr. Reich has more than 30 years of experience in the financial industry, including more than 14 years as senior management of StockCross. Mr. Reich holds a M.B.A. from The University of Southern California and a B.B.A. from the Bernard Baruch College.

EXECUTIVE COMPENSATION
Summary Compensation Table
The following table shows, during the years ended December 31, 2023 and 2022, the annual compensation paid to or earned by our named executive officers.
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)(3)	Totals ($)
John J. Gebbia(1) Chief Executive Officer, Director and Chairman	2023	$292,000	$200,000	$—	—	—	—	$120,000	$612,000
Andrew H. Reich(2) Executive Vice President, Chief Operating Officer, Chief Financial Officer, Director and Secretary	2023	$250,000	$181,000	$—	—	—	—	$120,000	$551,000
	2022	$225,000	$25,000	$32,000	—	—	—	$—	$282,000
(1)	Represents the dollar amount recognized for financial statement reporting in accordance with ASC Topic 718. Mr. Gebbia was named to the position of Chief Executive Officer effective May 24, 2023.
(2)
Represents the dollar amount recognized for financial statement reporting in accordance with ASC Topic 718. Mr. Reich was named to the positions of Executive Vice President, Chief Operating Officer and Chief Financial Officer effective December 16, 2016.

(3)	“All other compensation” for Mr. Gebbia and Mr. Reich is other compensation for services as a member of our Board of Directors for the years ended December 31, 2023 and 2022, respectively.
2021 Equity Incentive Plan
The purpose of the Siebert Financial Corp. 2021 Equity Incentive Plan (the “2021 Plan”) is to (a) enable the Company to attract and retain the types of employees, directors and other service providers who will contribute to the Company’s long term success; (b) provide incentives that align the interests of the participants with those of the shareholders of the Company; and (c) promote the success of the Company’s business.
One or more committees (each, a “Committee”) appointed by the Board of Directors (or its Compensation Committee) will administer the 2021 Plan. Unless the Board of Directors provides otherwise, the Compensation Committee will be the Committee. The Board of Directors may also at any time terminate the functions of the Committee and reassume all powers and authority previously delegated to the Committee. Except as otherwise determined by the Board of Directors, the Committee shall consist solely of two or more directors who qualify as “non-employee directors” under Rule 16b-3 of the Exchange Act.
Subject to the terms of the 2021 Plan, the Committee has the sole discretion to select the employees, directors and other service providers who will receive awards, determine the terms and conditions of awards and interpret the provisions of the 2021 Plan and outstanding awards. The Committee may delegate any part of its authority and powers under the 2021 Plan to one or more directors or executive officers of the Company; provided, however, that the Committee may not delegate its authority and powers with respect to awards granted to our executive officers and directors.
The 2021 Plan permits the grant of the following types of incentive awards: (1) stock options (which can be either “incentive stock options,” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonqualified stock options); (2) stock appreciation rights (“SARs”); (3) restricted stock; (4) restricted stock units; (5) performance shares or units; (6) other equity-based awards; and (7) cash awards. The vesting of equity awards can be based on “continuous service” (as defined in the 2021 Plan), achievement of one or more performance criteria, or a combination of continuous service and achievement of performance criteria.

The 2021 Plan has key features which reflect a broad range of compensation and commonly viewed governance best practices, including the following provisions:
•	Prohibition against granting discounted options or SARs;
•	Requiring shareholder approval before repricing underwater options or SARs;
•	Prohibition against dividends or dividend equivalents on unearned restricted stock, restricted stock units, performance shares or units; and
•	No authority to allow dividend equivalents for options or SARs.
Outstanding Equity Awards as of December 31, 2023 and 2022
As of December 31, 2023, the Company had no outstanding equity awards. As of December 31, 2022, the Company had 296,000 shares of common stock outstanding and fully vested as part of equity compensation. As of December 31, 2023 and 2022, there were no unexercised options nor shares of stock that have not vested under any equity incentive plan.
Option Agreements
As of December 31, 2023 and 2022, we had no option agreements with our named executive officers.

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, and Item 402(v) of Regulation S-K, which was adopted by the SEC in 2022, the Company is providing the following information regarding the relationship between “compensation actually paid” (“CAP”) to our principal executive officer (“PEO”), former principal executive officer (“Former PEO”) and non-PEO named executive officer (“NEO”) and certain financial performance of the Company for the fiscal years listed below.
	John J. Gebbia - PEO		Andrew H. Reich – Former PEO		Non-PEO NEO
Year	Summary Compensation Table Total for PEO(1)	Compensation Actually Paid to PEO(4)	Summary Compensation Table Total for Former PEO(1)	Compensation Actually Paid to Former PEO(4)	Average Summary Compensation Table Total for Non-PEO NEO(1)	Average Compensation Actually Paid to Non-PEO NEO(5)	Value of Initial Fixed $100 Investment Based On Total Shareholder Return (“TSR”)(6)	Net Income / Loss (thousands)(7)
2023	$612,000	$612,000	$230,000	$230,000	$321,000	$321,000	$(27.59)	$8,700(3)
2022	$282,000	$250,000	$—	$—	$(2)	$(2)	$(41.38)	$(2,990)
(1)	Represents the amounts of total compensation reported for our PEO, Former PEO and Non-PEO NEO during each corresponding year in the “Total” column of the Summary Compensation Table above.
(2)
Andrew H. Reich was our PEO for the fiscal year ended December 31, 2022, and until May 24, 2023, upon appointment of Mr. Gebbia as PEO. There were no other NEOs for the year ended December 31, 2022, and only Andrew H. Reich during the year ended December 31, 2023.

(3)	Represents the amount of net income for the nine months ended September 30, 2023.
(4)	Represents the amount of “compensation actually paid” to our PEO and Former PEO, respectively, as computed in accordance with Item 402(v) of Regulation S-K, with the following adjustments:
Year	Reported Summary Compensation Table Total for John J. Gebbia	Equity Award Adjustments(b)	Compensation Actually Paid to John J. Gebbia
2023	$612,000	$—	$612,000
2022	$—	$—	$—
Year	Reported Summary Compensation Table Total for Andrew H. Reich	Equity Award Adjustments(b)	Compensation Actually Paid to Andrew H. Reich
2023	$551,000	$—	$551,000
2022	$282,000	$(32,000)	$250,000
(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in same applicable year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.

(5)
Represents the average amount of “compensation actually paid” to the Non-PEO NEO, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average compensation earned or paid to the Non-PEO NEOs during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the Non-PEO NEO for each applicable year:

Year	Reported Summary Compensation Table Total for Andrew H. Reich	Equity Award Adjustments(b)	Compensation Actually Paid to Andrew H. Reich
2023	$551,000	$—	$551,000
2022	$—	$—	$—
(6)
TSR is cumulative for the measurement periods beginning on December 31, 2021 and ending on December 31 of each of 2023 and 2022, respectively, calculated by dividing the difference between our share price at the end and the beginning of the measurement period by our share price at the end of the measurement period. No dividends were paid in 2023 or 2022.

(7)	The dollar amounts reported represent the amount of net loss reflected in our consolidated audited financial statements for the applicable years.
The objectives of our executive compensation program are (1) to enhance our long-term value by driving growth and profitability consistent with our board-approved annual financial and long-term strategic plans, (2) to assist us in attracting and retaining high quality talent, (3) to reward past performance and motivate future performance, and (4) to align executive officers’ long-term interests with those of our stockholders. While we do not utilize a set formula for allocating compensation among the elements of total compensation, our compensation program is designed to reward performance by tying a substantial portion of each executive officer’s total potential compensation to individual performance and our overall performance. Key factors include the executive officer’s performance; the nature, scope and level of the executive officer’s responsibilities; and the executive officer’s contribution to our overall financial results. Our approach to compensation complements our practices of real-time risk assessment and daily measurement of financial performance in the various parts of our businesses, which also act as disincentives to excessive risk-taking. The compensation actually paid to our PEO and Former PEO and the average amount of compensation actually paid to or non-PEO NEOs during the periods presented are not directly correlated with TSR as they are influenced by numerous factors including, but not limited to, the timing of new grant issuances and award vesting, NEO mix, share price volatility during the fiscal year, our mix of performance metrics and other factors.
Employee, Officer and Director Hedging and 10b5-1 Plans
Our insider trading policy strongly discourages our employees (including officers) or directors, or any of their designees, to purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars, and exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of the Company’s equity securities.
In, In June 2023 some of our directors, executive officers, and other insiders and affiliates of the Company adopted Rule 10b5-1 trading arrangements for the potential sale of up to 2,065,000 shares of our common stock, in the aggregate, subject to certain conditions. The expiration date of these 10b5-1 trading arrangements is May 16, 2025.
Clawback Policy
We have adopted a compensation recovery policy designed to comply with the mandatory compensation “clawback” requirements under Nasdaq rules. Under the policy, in the event of certain accounting restatements, we will be required to recover erroneously received incentive-based compensation from our executive officers representing the excess of the amount actually received over the amount that would have been received had the financial statements been correct in the first instance. The Compensation Committee has discretion to make certain exceptions to the clawback requirements (when permitted by Nasdaq rules) and ultimately determine whether any adjustment will be made.

DIRECTOR COMPENSATION
The table below discloses the cash, equity awards, and other compensation earned, paid, or awarded, as the case may be, to each of the Company’s directors during the years ended December 31, 2023 and 2022, respectively, which is payable quarterly, plus reimbursements for reasonable travel expenses and out-of-pocket costs incurred on behalf of the Company.
Mr. Gebbia and Mr. Reich each received a total of $120,000 for their service as a member of our Board of Directors during the periods presented below. Mr. Gebbia and Mr. Reich’s total compensation for service as an employee and as a member of our Board of Directors is presented under the heading “Summary Compensation Table” above.
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total 2023
Gloria E. Gebbia	$120,000	—	—	—	—	$90,000(1)	$210,000
John J. Gebbia	$120,000	—	—	—	—	$—	$120,000
Andrew H. Reich	$120,000	—	—	—	—	$—	$120,000
Francis V. Cuttita	$145,000	—	—	—	—	$—	$145,000
Charles Zabatta	$245,000	—	—	—	—	$—	$245,000
Jerry M. Schneider	$145,000	—	—	—	—	$—	$145,000
Hocheol Shin	$—	—	—	—	—	$—	$—
Name	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Nonqualified Deferred Compensation Earnings	All Other Compensation	Total 2022
Gloria E. Gebbia	$—	—	—	—	—	—	$—
John J. Gebbia	$—	—	—	—	—	—	$—
Andrew H. Reich	$—	—	—	—	—	—	$—
Francis V. Cuttita	$106,000	—	—	—	—	—	$106,000
Charles Zabatta	$106,000	—	—	—	—	—	$106,000
Jerry M. Schneider	$106,000	—	—	—	—	—	$106,000
Cynthia DiBartolo(2)	$—	—	—	—	—	—	$—
(1)	Represents compensation paid to Ms. Gebbia for services rendered to the Company as a consultant.
(2)	Ms. DiBartolo resigned from our Board of Directors, effective October 18, 2022.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table lists share ownership of our Common Stock as of February 9, 2024. The information includes beneficial ownership by each of our directors and the named executive officers, all directors and executive officers as a group and beneficial owners known by our management to hold at least 5% of our Common Stock. Except as indicated in footnotes to this table, we believe that the shareholders named in this table have sole voting and investment power with respect to all shares of Common Stock shown to be beneficially owned by them based on information provided to us by these shareholders. Percentage of ownership is based on 39,580,936 shares of Common Stock outstanding as of February 9, 2024.
Name and Address of Beneficial Owner(1)	Shares of Common Stock	Percent of Class (Rounded)
Named Executive Officers and Directors
Gloria E. Gebbia / John J. Gebbia(2)(6)	16,960,323	43%
Andrew H. Reich(8)	758,238	2%
Charles Zabatta(3)	590,439	1%
Francis V. Cuttita	187,773	1%
Jerry M. Schneider	3,000	*
Hocheol Shin(7)	—	*
Directors and named executive officers as a group (7 persons)	18,499,773	47%

Other Shareholders with 5% or More
Kakaopay 15F, Tower B, 166 Pangyoyeok-ro, Bundang-gu, Seongnam-si, Gyeonggi-do, Republic of Korea 13529	8,075,607	20%

Kimberly Gebbia(4)(6) 653 Collins Ave Miami, FL 33139	3,314,400	8%

John M. Gebbia(5)(6) 300 Vesey Street New York, NY 10282	2,097,891	5%
*	Less than 1% of outstanding shares as of February 9, 2024.
(1)	Unless otherwise indicated, the business address of each individual is c/o Siebert Financial Corp., 653 Collins Avenue, Miami Beach, FL 33139.
(2)
Gloria E. Gebbia and John J. Gebbia are husband and wife. Includes 10,076,714 shares of our Common Stock owned by Gloria E. Gebbia, 2,850,865 shares owned by Kimberly Gebbia and the children of Richard and Kimberly Gebbia, 2,097,891 shares owned by John M. Gebbia and the children of John M. Gebbia, 1,471,318 shares owned by David J. Gebbia and the children of David J. Gebbia, and 463,535 shares owned by Richard S. Gebbia.

(3)	Includes 490,439 shares owned by Charles Zabatta’s wife.
(4)	Includes 463,535 shares owned by the husband of Kimberly Gebbia, Richard S. Gebbia, and 261,273 shares owned by the children of Richard and Kimberly Gebbia.
(5)	Includes 190,000 shares owned by the dependent children of John M. Gebbia.
(6)
Gloria E. Gebbia, John M. Gebbia, Richard Gebbia, David Gebbia, and Kimberly Gebbia are parties to that certain Amended and Restated Joint Filing and Group Agreement, dated as of January 10, 2022 (the “Group Agreement”), pursuant to which the foregoing Gebbia family members agreed to form a group for the purpose of taking joint actions and such actions relating to their voting rights regarding securities of the Company necessary or advisable to achieve the foregoing. The Group Agreement, a copy of which is attached to the amended Schedule 13D, filed on January 13, 2022, as Exhibit 99.1, is incorporated herein by reference.

(7)
Hocheol Shin was designated by Kakaopay as a director-nominee pursuant to that certain Amended and Restated Stockholders’ Agreement dated December 19, 2023, among Kakaopay, the Company, the Gebbia Stockholders (as defined therein), and John J. Gebbia (in his individual capacity and as representative of the Gebbia Stockholders). The Stockholders’ Agreement, a copy of which is attached to the Company’s Current Report on Form 8-K, filed on December 20, 2023, as Exhibit 10.42, is incorporated herein by reference.

(8)	Includes 28,000 shares owned by the dependent children of Andrew H. Reich.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
Review and Approval of Related Party Transactions
As set forth in our Amended and Restated Audit Committee Charter, the Audit Committee is responsible for reviewing and approving all related party transactions.
Our Code of Ethics for Senior Financial Officers, applicable to our chief executive officer, chief financial officer, controller, treasurer, principal accounting officer and other employees performing similar functions, provides that our Senior Financial Officers should endeavor to avoid any actual or potential conflict of interest between their personal and professional relationships and requires them to promptly report and disclose all material facts relating to any such relationships or financial interests which give rise, directly or indirectly, to an actual or potential conflict of interest to the Audit Committee. The Code of Ethics also provides that no Senior Financial Officer should knowingly become involved in any actual or potential conflict of interest without the relationship or financial interest having been approved by the Audit Committee. Our Code of Ethics does not specify the standards that the Audit Committee would apply to a request for a waiver of this policy.
Related Party Transactions
SEC regulations define the related person transactions that require disclosure to include any transaction, arrangement or relationship in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years in which we were or are to be a participant and in which a related person had or will have a direct or indirect material interest. A related person is: (i) an executive officer, director or director nominee, (ii) a beneficial owner of more than 5% of our common stock, (iii) an immediate family member of an executive officer, director or director nominee or beneficial owner of more than 5% of our common stock, or (iv) any entity that is owned or controlled by any of the foregoing persons or in which any of the foregoing persons has a substantial ownership interest or control.
Described below are certain transactions or series of transactions between the Company and certain related persons since January 1, 2022.
KCA
KCA is an affiliate of the Company and is under common ownership with the Company. To gain efficiencies and economies of scale with billing and administrative functions, KCA serves as a paymaster for the Company for payroll and related functions, the entirety of which KCA passes through to the subsidiaries of the Company proportionally. In addition, KCA sponsors a defined-contribution retirement plan under Section 401(k) of the Internal Revenue Code that covers substantially all employees of the Company. In the first quarter of 2023, KCA entered into an agreement with the Company for payroll processing services. The Company incurred $40,000 of expenses related to these services for the year ended December 31, 2023.
KCA owns a license from the Muriel Siebert Estate / Foundation to use the names “Muriel Siebert & Co., Inc.” and “Siebert” within business activities, which expires in 2025. KCA passed through to the Parent its cost of $60,000 for both the years ended December 31, 2023 and 2022 for the use of these names.
PW
PW brokers the insurance policies for related parties. Revenue for PW from related parties was $124,000 and $129,000 for the years ended December 31, 2023 and 2022, respectively.
Gloria E. Gebbia, John J. Gebbia, and Gebbia Family Members
On March 31, 2022, Gloria E. Gebbia exchanged approximately $2.9 million of her notes payable to Company for 24% of the outstanding and issued membership interests in RISE Financial Services, LLC (“RISE”).
The Company has entered into various debt agreements with Gloria E. Gebbia, which have been paid back as of December 31, 2022. The Company had interest expense related to these notes payable of $131,000 for the year ended December 31, 2022.
Gloria E. Gebbia extended loans to certain Company employees for the purchase of the Company’s shares. These transactions have not materially impacted the Company’s financial statements.

The sons of Gloria E. Gebbia and John J. Gebbia hold executive positions within the Company’s subsidiaries and their compensation was in aggregate $2,776,000 and $2,427,000 for the years ended December 31, 2023 and 2022, respectively.
On May 22, 2023, Gloria E. Gebbia issued a warrant to BCW Securities LLC, a Delaware limited liability company, to purchase 403,780 shares of common stock of the Company held by Gloria E. Gebbia at an exercise price of $2.15 per share.
On May 24, 2023, the Board of Directors of the Company appointed John J. Gebbia as Chairman of the Board and Chief Executive Officer.
The Company compensated Gloria E. Gebbia and John J. Gebbia $120,000 each for the year ended December 31, 2023 for board of director fees.
In 2023, Gloria E. Gebbia entered into a consulting agreement with the Company for services. The compensation for the consulting agreement for Gloria E. Gebbia was $90,000 for the year ended December 31, 2023.
Gebbia Sullivan County Land Trust
The Company operates on a month-to-month lease agreement for its branch office in Omaha, Nebraska with the Gebbia Sullivan County Land Trust, the trustee of which is a member of the Gebbia Family. For both the years ended December 31, 2023 and 2022, rent expense was $60,000 for this branch office.
Kakaopay and Affiliates
On April 27, 2023, the Company entered into the First Tranche Stock Purchase Agreement, pursuant to which the Company agreed to issue to Kakaopay the First Tranche Shares at a per share price of Two Dollars Fifteen Cents ($2.15). MSCO entered into an agreement whereby it would provide an omnibus trading account for Kakaopay’s subsidiary, Kakao Pay Securities Corp., and provide trade execution services to Kakao Pay Securities Corp, subject to compliance with applicable U.S. laws, rules and regulations.
Tigress Holdings, LLC
Initial Transaction
On November 16, 2021, the Company entered into an agreement with Tigress Holdings, LLC (“Tigress”), a Delaware limited liability company, and a disabled and woman-owned financial services firm. As part of the agreement, (i) Tigress transferred to the Company limited liability company membership interests representing 24% of the outstanding membership interests in Tigress; and (ii) the Company transferred to Tigress limited liability company membership interests representing 24% of the outstanding membership interests of RISE and 1,449,525 shares of the Company’s common stock. The Company’s common stock was issued pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended.
Reorganization Agreement
On October 18, 2022, the Company entered into a Reorganization Agreement (“Reorganization Agreement”) with Tigress whereby the Company exchanged 7% of the outstanding membership interests in Tigress for all of Tigress’ ownership interest in RISE. As a result of the Reorganization Agreement with Tigress, the Company’s ownership interest of Tigress decreased from 24% to 17%. Based on the level of the Company’s ownership of Tigress, the Company concluded that it was still able to exercise significant influence over Tigress following the Reorganization Agreement. Therefore, the Company continued to account for this investment under the equity method of accounting through the Company’s sale of its interest in Tigress on July 10, 2023.
The net loss as a result of this transaction was $92,000 for the year ended December 31, 2022. For the year ended December 31, 2023 and 2022, the earnings and loss recognized from the Company’s investment in Tigress was $111,000 and $16,000, respectively.
Share Redemption Agreement
On July 10, 2023, the Company entered into a Share Redemption Agreement with Cynthia DiBartolo, CEO of Tigress, pursuant to which the Company repurchased from Ms. DiBartolo one million shares of its common stock held by Ms. DiBartolo in exchange for conveying to Ms. DiBartolo the Company’s 17% interest in Tigress. Refer to Siebert’s Current Report on Form 8-K filed on July 14, 2023, incorporated herein by reference, for more detail on these transactions and information that impacted the periods presented.

Impairment
As a result of the 2022 Reorganization Agreement described above as well as the fact that Tigress and the financial services industry had been impacted by adverse market conditions resulting in a decline in Tigress’ performance and future projections, management concluded that a triggering event had occurred and evaluated if the investment in Tigress was other than temporarily impaired. Thus, the Company performed an impairment test as of October 18, 2022, and estimated the fair value of Tigress using the income and market approach. For the income approach, the Company utilized estimated discounted future cash flow expected to be generated by Tigress. For the market approach the Company utilized market multiples of revenue and earnings derived from comparable publicly-traded companies. Based upon the updated valuation, the Company recognized an impairment of $4,015,000 for the year ended December 31, 2022.
As a result of the 2023 Share Redemption Agreement described above, the Company recognized an impairment charge for its investment in Tigress of approximately $185,000 during the year ended December 31, 2023. The fair value of the Company’s investment in Tigress was determined using observed current market prices of Tigress’ membership interests that were below the Company’s carrying value of its equity investment in Tigress. Following the 2023 Share Redemption Agreement discussed above, the Company had no remaining interest in Tigress.
Hedge Connection, Inc.
Initial Transaction
On January 21, 2022, RISE entered into an agreement with Hedge Connection, Inc. (“Hedge Connection”), a Florida corporation and a woman-owned fintech company founded by Ms. Vioni that provides capital introduction software solutions for the prime brokerage industry.
Pursuant to the agreement, (i) Hedge Connection transferred to the Company common stock representing 20% of the outstanding post-closing issued and outstanding capitalization in Hedge Connection for a consideration of $600,000, to be paid in three installments over 180 days, as well as approximately 3.33% of the issued and outstanding membership interests of RISE; (ii) the Company acquired an option from Ms. Vioni to acquire 100% of the remaining interest in Hedge Connection at fair value market at the time of the option exercise, provided such valuation of Hedge Connection is not less than $5 million; (iii) the Company acquired a technology license agreement from Hedge Connection to use its capital introduction software, Fintroz, for an annual license fee of $250,000; (iv) Ms. Vioni provided the Company with the right to appoint one director to the Board of Directors of Hedge Connection; and (v) Ms. Vioni was appointed to the Board of Directors of RISE as well as to the position of President of RISE Prime – Capital Introduction, a division of RISE.
Termination Agreement
On October 18, 2022, the Company entered into a Termination Agreement (“Termination Agreement”) with Hedge Connection and Ms. Vioni. Pursuant to the Termination Agreement, the parties terminated the Purchase Agreement, dated January 21, 2022. Under the terms of the Termination Agreement, the Company re-conveyed to Hedge Connection, Hedge Connection common stock representing 20% of Hedge Connection and the related option from Ms. Vioni to acquire 100% of Ms. Vioni’s remaining interest in Hedge Connection in exchange for 3.17% of RISE and the cancellation of the Company’s obligation to repay the remaining $250,000 of its note payable to Hedge Connection.
The Termination Agreement also terminates the Hedge Connection technology license agreement. Pursuant to the Termination Agreement, the Company shall assign to Tigress prospective prime brokerage customers of the Company who were solicited by the Company from January 1, 2022 through the closing date of the Reorganization Agreement. In exchange, Tigress will split revenue with the Company on certain customers pursuant to the Reorganization Agreement. The revenue recorded from this agreement was immaterial for the year ended December 31, 2022.
The net loss as a result of this transaction was $627,000. The components that resulted in the net loss of $627,000 were the writing off of the carrying value of the Company’s investment in Hedge Connection of $1,020,000, offset by the forgiveness of the notes payable to Hedge Connection of $250,000 as well as the net return of RISE treasury stock of $143,000.

RISE
During the first quarter of 2022, RISE issued and Siebert sold membership interests in RISE to certain employees, directors, and affiliates of RISE and Siebert.
From January 1, 2022 through March 30, 2022, RISE issued 8.3% of RISE’s total issued and outstanding membership interests in exchange for a net increase in assets of $1,000,000. Siebert sold membership interests representing 2% of RISE’s total issued and outstanding membership interests to Siebert employees and affiliates. Through March 30, 2022, Siebert continued to hold a majority ownership interest in RISE.
On March 31, 2022, Siebert exchanged $2,880,000 in aggregate of notes payable to Gloria E. Gebbia for 24% ownership interest in RISE. As a result of the aforementioned transactions, Siebert’s direct ownership percentage in RISE declined from 76% as of December 31, 2021 to approximately 44% as of March 31, 2022. As of March 31, 2022, Siebert determined that RISE was a VIE and that Siebert was the primary beneficiary, requiring RISE to be consolidated in accordance with Accounting Standards Codification (“ASC”) Topic 810 – Consolidation.
As a result of the transactions with Tigress and Hedge Connection, Siebert’s ownership in RISE increased to 68%, and therefore Siebert continued to consolidate RISE from October 18, 2022 through December 31, 2022 under the VOE model. There have been no further transactions completed by the Company related to RISE’s membership interests for the year ended December 31, 2023.
As of December 31, 2023, RISE reported assets of $1.3 million and liabilities of $0. As of December 31, 2022, RISE reported assets of $1.3 million and liabilities of $0.1 million. There are no restrictions on RISE’s assets.
In the first quarter of 2023, RISE entered into a clearing arrangement with MSCO. As of December 31, 2023, RISE deposited a clearing fund escrow deposit of $50,000 to MSCO and had excess cash of approximately $1.0 million in its brokerage account at MSCO.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Baker Tilly Virchow Krause, LLP (“Baker Tilly”) was engaged as the Company’s independent registered public accounting firm for the years ended December 31, 2023 and 2022. A representative of Baker Tilly is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so, and is expected to respond to appropriate questions from shareholders.
Audit and Tax Fees
Our Audit Committee has determined that the services described below that were rendered by Baker Tilly are compatible with the maintenance of Baker Tilly’s independence from our management.
Audit Fees
The aggregate fees billed by Baker Tilly for professional services rendered for the 2023 and 2022 audit of our annual financial statements and reviews of our quarterly financial statements were $192,000 and $112,000, respectively.
Audit-Related Fees
The aggregate fees billed by Baker Tilly for audit-related services were $205,000 and $184,000 for the years ended December 31, 2023 and 2022, respectively.
Pre-Approval Policy
The Audit Committee pre-approves all audit and non-audit services provided by our independent auditors prior to the engagement of the independent auditors with respect to such services. With respect to audit services and permissible non-audit services not previously approved, the Audit Committee has authorized the Chairman of the Audit Committee to approve such audit services and permissible non-audit services, provided the Chairman informs the Audit Committee of such approval at the next regularly scheduled meeting. All “Other Fees” set forth above were pre-approved by the Audit Committee in accordance with its pre-approval policy.
Audit Committee Report to Shareholders:
The Audit Committee has reviewed and discussed with management the audited financial statements for the fiscal years ended December 31, 2023 and 2022. The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standards No. 16, adopted by the Public Company Accounting Oversight Board (United States) regarding, “Communications with Audit Committees,” including our critical accounting policies and our interests, if any, in “off balance sheet” entities. Additionally, the Audit Committee has received the written disclosures and representations from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board (United States) regarding “Communication with Audit Committees concerning Independence.”

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal years ended December 31, 2023 and 2022 be included in Siebert Financial Corp.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission.

Audit Committee,
Jerry M. Schneider, CPA, Chairman
Francis V. Cuttita
Charles A. Zabatta

PROPOSAL NO. 1

ELECTION OF DIRECTORS
At the Annual Meeting, seven directors are to be elected to serve until the next annual meeting of stockholders and until a successor for such director is elected and qualified, or until the death, resignation or removal of such director.
Set forth below, and above under “Board of Directors,” is information regarding the seven nominees for election to our board of directors:
NOMINEES
Name	Position(s) with the Company	Year First Elected Director
Gloria E. Gebbia	Director	2016
John J. Gebbia	Director, Chairman and Chief Executive Officer	2020
Andrew H. Reich	Director and Executive Vice President, Chief Operating Officer, Chief Financial Officer and Secretary	2016
Charles A. Zabatta	Director	2016
Francis V. Cuttita	Director	2016
Jerry M. Schneider	Director	2016
Hocheol Shin	Director	2023
Each person nominated has agreed to serve if elected, and our board of directors has no reason to believe that any nominee will be unavailable or will decline to serve. In the event, however, that any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee who is designated by the current board of directors to fill the vacancy.
Required Vote
The nominees for the seven director seats who receive the largest number of votes cast “FOR” of the shares that are represented by proxy at the Annual Meeting and entitled to vote will be elected to serve as directors.
THE BOARD OF DIRECTORS DEEMS THIS PROPOSAL NO. 1 TO BE IN THE BEST INTEREST OF SIEBERT FINANCIAL CORP. AND ITS SHAREHOLDERS AND RECOMMENDS THAT YOU VOTE “FOR” THE ELECTION OF EACH OF THE NOMINEES FOR DIRECTOR.

SHAREHOLDER PROPOSALS FOR THE 2023 ANNUAL MEETING AND COMMUNICATIONS
Because the Company has changed the date of this year’s Annual Meeting by more than 30 days from the date of the previous year’s annual meeting, any shareholder proposal intended for inclusion in the Company’s Proxy Statement and form of proxy relating to the Company’s 2023 Annual Meeting must be received by the Company’s Secretary, Andrew H. Reich, at Siebert Financial Corp., 653 Collins Avenue, Miami Beach, FL 33139, within a reasonable time before the Company begins to print and send out its proxy materials, pursuant to the proxy soliciting regulations of the Securities and Exchange Commission. Nothing in this paragraph shall be deemed to require the Company to include in its Proxy Statement and form of proxy for such meeting any shareholder proposal which does not meet the requirements of the Securities and Exchange Commission in effect at the time.
Shareholders who wish to communicate with the Board of Directors or an individual director should direct written correspondence to our Secretary, Andrew H. Reich, at Siebert Financial Corp., 653 Collins Avenue, Miami Beach, FL 33139. Any such communication must contain (i) a representation that the shareholder is a holder of record of our common stock, (ii) the name and address, as they appear on our books of the shareholder sending such communication and (iii) the number of shares of our common stock that are beneficially owned by such shareholder. The Secretary will forward such communications to the Board of Directors or a specified individual director to whom the communication is directed unless such communication is unduly hostile, threatening, illegal or similarly inappropriate, in which case the Secretary has the authority to discard the communication or take appropriate legal action regarding such communication.

OTHER MATTERS
The Board does not know of any other matters to be presented at the meeting. If any additional matters are properly presented to the shareholders for action at the meeting, the persons named in the enclosed proxies and acting thereunder will have discretion to vote on these matters in accordance with their best judgment.
YOU MAY OBTAIN A COPY OF OUR ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED DECEMBER 31, 2022 FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WITHOUT CHARGE BY WRITING TO: ANDREW H. REICH, SECRETARY, 653 COLLINS AVENUE, MIAMI BEACH, FL 33139, OR CALLING (310) 385-1861.
By Order of the Board of Directors

Andrew H. Reich
Secretary
Dated: February 20, 2024
PLEASE VOTE BY INTERNET OR TELEPHONE OR COMPLETE,
DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY
IN THE ENCLOSED ENVELOPE.

PLEASE VOTE—YOUR VOTE IS IMPORTANT

Siebert

SIEBERT FINANCIAL CORP.
6201 15TH AVENUE
C/O AMERICAN STOCK TRANSFER
BROOKLYN, NY 11219

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/SIEB2024**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Directors recommends you vote FOR the following:

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

1. To elect seven (7) directors.

Nominees

01) Gloria E. Gebbia 02) John J. Gebbia 03) Charles A. Zabatta 04) Francis V. Cuttita 05) Andrew H. Reich
06) Jerry M. Schneider 07) Hocheol Shin

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000627594_1 R1.0.0.6

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com

SIEBERT FINANCIAL CORP.
PROXY FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD APRIL 5, 2024
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Andrew H. Reich and Charles A. Zabatta, and each of them, the proxies of the undersigned, with power of substitution to each of them to vote all shares of Siebert Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders of Siebert Financial Corp. to be held April 5, 2024, at 1:00 P.M. Eastern Standard Time, and at any adjournments thereof. Any and all proxies heretofore given are hereby revoked.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

0000627594_2 R1.0.0.6

Continued and to be signed on reverse side